UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2025

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

135 West, 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 13, 2025, Intelligent Bio Solutions Inc. (the “Company”), issued a press release (the “Press Release”) announcing financial results for the fiscal quarter ended March 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting (the “Annual Meeting”) of stockholders of the Company held on May 8, 2025, the stockholders of the Company approved an amendment (the “Plan Amendment”) to the Company’s 2019 Long Term Incentive Plan (the “2019 Plan”).

The Plan Amendment increased the aggregate number of shares available for issuance under the 2019 Plan by an additional 1,166,666 (from 133,334 to 1,300,000 shares) and increased the limit on the maximum number of shares underlying awards to any non-employee director in any year to 50,000 shares in any year. The 2019 Plan and the Plan Amendment are described in further detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2025. A copy of the 2019 Plan, as amended and approved at the Annual Meeting, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2025, the Company held its Annual Meeting at 3:30 p.m. Eastern Time in a virtual only format. The number of shares of common stock that voted on matters presented at the Annual Meeting was 3,935,723 shares, representing approximately 58.01% of the 6,783,995 shares common stock outstanding as of the March 18, 2025, the record date for the Annual Meeting.

Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting, as described below, was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

The proposals are described in detail in the Proxy Statement filed with the SEC on April 1, 2025, and are incorporated herein by reference.

Proposal 1. The election of four directors, each to serve until the next annual meeting of stockholders, or until each successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen Boyages	1,299,553	752,727	1,883,443
Jonathan Hurd	1,299,083	753,197	1,883,443
Jason Isenberg	1,981,037	71,243	1,883,443
Nicola Fraser	1,981,292	70,988	1,883,443

Proposal 2. To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

Votes For	Votes Against	Abstain	Broker Non-Votes
3,205,673	689,723	40,327	0

Proposal 3. To approve the amendment of the Company’s 2019 Long Term Incentive Plan (the “2019 Plan”) to increase the number of shares of common stock authorized for issuance under the 2019 Plan by an additional 1,166,666 shares and to increase the limit on the maximum number of shares underlying awards to any non-employee director in any year to 50,000 shares in any year (the “2019 Plan Amendment Proposal”)

Votes For	Votes Against	Abstain	Broker Non-Votes
1,362,665	662,476	27,139	1,883,443

Proposal 4. Authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the 2019 Plan Amendment Proposal.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,021,205	1,173,472	8,398	1,732,648

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (as amended May 8, 2025).
99.1	Press release dated May 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2025
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer